Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333- 286651

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 15, 2025)

Up to $25,000,000

Lucas GC Limited

Class A Ordinary Shares

We have entered into an At the Market Offering Agreement (the “Sales Agreement”) with Pacific Century Securities, LLC (the “Agent”), dated August 7, 2026, relating to the sale of our Class A ordinary shares, par value $0.0002 per share (the “Class A Ordinary Shares”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell our Class A Ordinary Shares having an aggregate offering price of up to $25,000,000 from time to time through or to the Agent acting as sales agent and/or principal.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market (“Nasdaq”), the existing trading market for our Class A Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. The Agent is not required to sell any specific number or amount of our Class A Ordinary Shares, but will act as our Agent using commercially reasonable efforts, consistent with its normal trading and sales practices on mutually agreed terms between the Agent, on the one hand, and us, on the other hand. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent will be entitled to a commission in an amount equal to 3.5% of the gross sales price per share sold through the Sales Agreement. In connection with the sale of our Class A Ordinary Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse certain of the Agent’s expenses in connection with the offering as further described in the “Plan of Distribution” section beginning on page S-29 of this prospectus supplement.

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “LGCL.” On August 6, 2026, the closing price of our Class A Ordinary Shares was $1.32 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. We are also a “foreign private issuer” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). See “Our Company—Implications of Being an Emerging Growth Company” and “—Implications of Being a Foreign Private Issuer Status” in our 2025 Annual Report, incorporated herein by reference.

We are not a Chinese operating company but a Cayman Islands holding company with operations mainly conducted by our subsidiaries based in China. Investors in our securities are purchasing equity interest in Lucas GC Limited, a holding company incorporated in the Cayman Islands with business operations in China and therefore, investors may never hold equity interests in our Chinese operating entities. The “Company” or “our company” refers to Lucas GC Limited, a Cayman Islands exempted company, and “we,” “us,” and “our” refer to Lucas GC Limited and its subsidiaries. We primarily conduct our business through Qingdao Luogaoshi Consulting Co., Ltd., a wholly owned subsidiary of Lucas GC Limited (the “WFOE”), and its subsidiaries based in the PRC. This operating structure may involve unique risks to investors. Under relevant PRC laws and regulations, foreign investors are permitted to own 100% of the equity interests in a PRC-incorporated company engaged in the business of providing services for professionals. However, the PRC government may implement changes to the existing laws and regulations in the future, which may result in the prohibition or restriction of foreign investors from owning equity interests in our PRC operating subsidiaries. There are significant legal and operational risks associated with being based in or having the substantial majority of operations in China, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations, all of which may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. The PRC government has significant authority to exert influence on the ability of a company with operations in China to conduct business. The PRC government has initiated a series of regulatory actions and has made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement and data privacy protection. As of the date of this prospectus supplement, as advised by our PRC legal adviser, Beijing New Bridge Law Firm, we do not believe that we are subject to (i) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not qualify as a critical information infrastructure operator or an Internet platform operator that holds personal information of more than a million users, and our business does not involve data processing that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry, pursuant to the 2022 Cybersecurity Review Measures (as defined elsewhere in this prospectus); or (ii) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, and, if any, the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments and listing of our securities on a U.S. or other foreign exchange. On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offering activities in an overseas market. In addition, after a domestic company has offered and listed securities in an overseas market, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to, change of control and voluntary or mandatory delisting. On October 19, 2023, the CSRC published the notification of our completion of the required filing procedures for our initial public offering and listing on Nasdaq. As advised by our PRC legal adviser, Beijing New Bridge Law Firm, under the applicable laws of PRC, we are required to file with the CSRC for this offering of our Class A Ordinary Shares within three business days from our completion of this offering. We may also be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such procedures for this offering as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

As of the date of this prospectus supplement, we have two subsidiaries in Hong Kong, including (i) Lucas Star Global Limited, a wholly owned subsidiary of Lucas Star Holding Limited, which is a wholly owned subsidiary of Lucas GC Limited; and (ii) Lucas GC Limited (Hong Kong), a wholly owned subsidiary of Lucas Group China Limited. Hong Kong is currently a separate jurisdiction from mainland China. The Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, is a national law of the PRC and the constitutional document for Hong Kong, national laws and regulations of the PRC shall not apply to Hong Kong except for those listed in Annex III of the Basic Law, which is limited to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong. As such, the legal and operational risks associated with our operations in the PRC apply to its operations in Hong Kong only to the extent applicable. However, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China and the PRC government has significant authority to intervene or influence our Hong Kong operations at any time. We are subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard, which could result in a material adverse change to our business, prospects, financial condition, results of operations, and the value of our securities.

Furthermore, our Class A Ordinary Shares may be prohibited to trade on a national exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or HFCA Act, if the Public Company Accounting Oversight Board (United States), or the PCAOB, determines that it cannot inspect or fully investigate our auditors for two consecutive years beginning in 2021. On May 20, 2020, the U.S. Senate passed the HFCA Act, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On March 28, 2021, the United States Securities and Exchange Commission (the “SEC”) issued interim measures implementing the HFCA Act which became effective on May 5, 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or Accelerating HFCA Act, which, if passed by the U.S. House of Representatives and signed into law, would decrease the number of non-inspection years for foreign companies to comply with PCAOB audits from three to two, thus reducing the time period before their securities may be prohibited from trading or delisted. On December 2, 2021, the SEC adopted final amendments implementing the submission and disclosure requirements outlined in the HFCA Act, which went into effect on January 10, 2022. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions. Although the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the PRC Ministry of Finance on August 26, 2022, it is only the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely and the PCAOB will reassess its determinations by the end of 2022 and determine whether it is able to inspect and investigate completely audit firms based in mainland China and Hong Kong by then. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered accounting firms. Our current auditor, Enrome LLP (“Enrome”), the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Enrome is headquartered in Singapore and is subject to inspection by the PCAOB on a regular basis. The PCAOB performed an onsite inspection in April 2025; however, Enrome is still awaiting the results of the inspection as of the date of this prospectus supplement. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCA Act following our filing of an annual report on Form 20-F for the relevant fiscal year. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer following our filing of an annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. If our Class A Ordinary Shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our Class A Ordinary Shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our Class A Ordinary Shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Lucas GC Limited holds almost all of the equity interests in its PRC subsidiaries through the subsidiaries incorporated in BVI and Hong Kong. As we have a direct equity ownership structure, we do not have any agreement or contract between our company and any of its subsidiaries that is typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our PRC subsidiaries by way of capital injection or in the form of a shareholder loan from Lucas GC Limited. If we plan to distribute dividends to our shareholders, our PRC operating subsidiaries will transfer the funds to our subsidiary incorporated in Hong Kong, which will be subject to the PRC laws and regulations, and Lucas GC Limited will then distribute dividends to all shareholders in proportion to the shares they hold, regardless of the citizenship or domicile of the shareholders. Transfers of funds among our PRC subsidiaries are free of restrictions. Remittances of funds from our PRC subsidiaries to Lucas GC Limited are subject to review and conversion of Renminbi Yuan (“RMB”) to U.S. Dollar (“$”) through PRC subsidiaries’ bank in China, which is authorized by the State Administration of Foreign Exchange (“SAFE”) to monitor foreign exchange activities. Under the existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements with the banks. As of the date of this prospectus supplement, except that our holding company had transferred US$5.0 million to our Hong Kong subsidiaries through intra-group loans, no other cash transfers had occurred between our holding company and its subsidiaries. In addition, as of the date of this prospectus supplement, none of our subsidiaries had made any dividend payment or distribution to the holding company, and neither the Company nor any of its subsidiaries had made any dividends or distributions to U.S. investors.

Investing in our Class A Ordinary Shares involves a high degree of risk as are described in the “Risk Factors” section of this prospectus supplement beginning on page S-10. You should carefully read and consider these risk factors as well as the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings with the SEC before investing in any of our Class A Ordinary Shares.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued pursuant to this prospectus supplement and the accompanying prospectus or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pacific Century Securities, LLC

The date of this prospectus supplement is August 7, 2026

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell our Class A Ordinary Shares having an aggregate offering price of up to $25,000,000 pursuant to this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference” before buying any Class A Ordinary Shares being offered.

We provide information to you about this offering of our Class A Ordinary Shares in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific details regarding this offering, and (ii) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Agent has authorized any other person to provide you with different or additional information. Neither we nor the Agent takes responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus supplement contains summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information.”

The distribution of this prospectus supplement and the offering of our Class A Ordinary Shares in certain jurisdictions may be restricted by law. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our name, logos and other trademarks and service marks of the Company appearing in this prospectus supplement are our property. This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of Lucas GC Limited, par value US$0.0002 per share;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of Lucas GC Limited, par value US$0.0002 per share;

●	“the Company,” “our company,” “we,” “us,” “our” or similar terms refer to Lucas GC Limited, a Cayman Islands exempted company, including its consolidated subsidiaries, unless the context otherwise indicates;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region in the PRC;

●	“Ordinary Shares” or “shares” refers to our Class A Ordinary Shares and Class B Ordinary Shares, par value US$0.0002 per share;

●	“PRC” or “China” means the People’s Republic of China, including the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan, and only in the context of describing the PRC laws, rules, regulations, regulatory authorities, and any PRC entities or citizens under such rules, laws and regulations and other legal or tax matters in this proxy statement/prospectus, excludes Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region;

●	“RMB” and “Renminbi” refer to the legal currency of mainland China;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“share capital” or similar expressions include a reference to shares in a company that does not have a share capital under its governing law, but which is authorized to issue a maximum or unlimited number of shares; and

●	“US$” and “U.S. dollars” refer to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

This prospectus supplement contains translations between Renminbi and U.S. dollars solely for the convenience of the reader. The translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB6.9931 to US$1.0000, representing the exchange rate in effect as of December 31, 2025 set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the services for professionals industry in China;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our customer base;

●	our plans to invest in our products and services;

●	competition in our industries;

●	developments in government policies and regulations relating to our industry; and

●	the other matters described under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report, incorporated herein by reference.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the applicable document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our Class A Ordinary Shares. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and related notes thereto and the other documents to which this prospectus supplement refers. Some of the statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Company Overview

We are a technology-driven, agent-centric online human capital management service provider targeting professionals in China, operating on a PaaS model. As a company empowered by artificial intelligence, or AI, data analytics, and blockchain technologies, we are committed to digitalizing and intellectualizing the entire human capital management process. We provide a platform to support trusted private social networks of professionals, through which we provide services consisting of recruitment services, outsourcing services, and other services such as information technology services and training services. Our users are primarily professionals who work in human resources related functions. Our corporate customers are corporations with recruitment, training, sales leads generation and outsourcing demands.

Our proprietary human capital management PaaS is developed based on patented, novel, and advanced AI and machine-learning algorithms which are based on unparalleled access to big data assets that can derive actionable insights and knowledge for recruitment and other services such as training. In order to upgrade themselves with knowledge in human resources and basic labor law and financial skills, users on our platform are able to receive trainings and obtain the Certified Career Resources Planner Certificate, or CCRP Certificate, which will certify the user’s possession of fundamental knowledge in human resources, labor law and finance.

For the years ended December 31, 2023, 2024 and 2025, our total revenue amounted to RMB1,474.0 million, RMB1,063.4 million and RMB1,042.3 million (US$149.0 million), respectively, representing a decrease of 27.9% and a decrease of 2.0%, respectively. For the years ended December 31, 2023, 2024 and 2025, our gross profit amounted to RMB418.6 million, RMB357.4 million and RMB352.0 million (US$50.3 million), respectively, representing a decrease of 14.6% and a decrease of 1.5%, respectively.

Our Services

We provide services consisting of recruitment services, outsourcing services, and other services such as information technology services and training services. For the year ended December 31, 2023, approximately 44.7%, 48.4% and 6.9% of our revenues were generated from our recruitment services, outsourcing services, and other services, respectively. For the year ended December 31, 2024, approximately 20.3%, 73.8% and 5.9% of our revenues were generated from our recruitment services, outsourcing services, and other services, respectively. For the year ended December 31, 2025, approximately 10.7%, 86.1% and 3.2% of our revenues were generated from our recruitment services, outsourcing services, and other services, respectively.

Recruitment Services

Our recruitment services primarily comprise permanent employment recruitment services and flexible employment recruitment services. For the years ended December 31, 2023, 2024 and 2025, our revenues from our recruitment services amounted to RMB659.0 million, RMB216.1 million and RMB111.5 million (US$15.9 million), respectively.

Our permanent employment recruitment services are provided primarily through the users registered on our platforms who will perform the obligations of talent scouts utilizing our intelligent job recommendation model. Our data-driven tailored matching algorithm ensures that our users are recommended with job opportunities that they are likely to be interested by their acquaintances in their private social networks.

Our flexible employment function is a synergetic supplement to our permanent employment recruitment business. The recruitment process for flexible employment is in large similar to the process for permanent employment recruitment. For flexible employment recruitment services, in additional to receiving a service fee, we also receive the whole salary package on behalf of the candidate and serve as the delegating company to pay the candidate who has performed the work for our corporate customers. As such, we bear the obligations of paying salaries and deducting the taxes in due course for the candidate who is most likely a freelancer. Our corporate customers thus have more flexibility in terms of fulfilling their temporary business needs which may not be stable.

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Outsourcing Services

We provide outsourcing services, mostly in technology-related projects, to our corporate customers who need a “turnkey solution” and rely on us to design, develop and deliver the projects within budget and on time with acceptable quality. We were designated as a “Technologically Advanced Small and Medium-sized Enterprises” by the Ministry of Industry and Information Technology, or MIIT, of China. We leverage our qualifications, vast industry knowledge, and expert networks to offer cost-effective solutions to our corporate customers who rely on us to deliver the expected solutions on time, within budget and of acceptable quality. For the years ended December 31, 2023, 2024 and 2025, our revenues from our outsourcing services increased by 10.0% from RMB714.0 million to RMB785.1 million, and further by 14.4% from RMB112.8 million to RMB897.9 million (US$128.4 million).

Other Services

Other services include information technology services and training services. For the years ended December 31, 2023, 2024 and 2025, our revenues from our other services amounted to RMB101.0 million, RMB62.2 million and RMB32.9 million (US$4.8 million), respectively.

Our information technology services are aimed at generating sales leads for our corporate customers who offer products and services that our users and their acquaintances may find interesting. In information technology services, we leverage our patented technologies in AI and data analytics by pushing our clients’ products or services information accurately to suitable prospects by analyzing their behaviors and profiles using our proprietary algorithm. The information collected from the prospects will be sent directly to our corporate customers and we charge our corporate customers service fees for providing such services while we do not directly act as a selling agent. Currently, the majority of our clients are selling insurance products and healthcare related services on our platforms.

We empower our users to help their acquaintances develop professional skills by allowing our users to recommend training courses and certification programs to their acquaintances. In addition to offering our own career-related certification programs, we partner with leading industry experts, organizations, institutes, and professional training academies to provide training courses and certification programs that can help professionals realize developments in their careers. We have developed industry-focused training programs, some of which are developed in-house and others are developed by third-party developers. We charge those who enroll in training classes enrollment fees that are determined by us based upon our training material development costs or the costs of training courses sourced from the third-party providers.

Our PaaS Platforms

We operate AI-empowered PaaS platforms, Star Career and Columbus, that enable digital services to be bought and sold in the open and versatile platforms similar to how physical goods on an e-commerce platform transact. Professionals who have recruitment, training or healthcare products or services needs can join our PaaS platforms while vendors who can provide such products or services can join as well in a highly scalable and versatile manner. We connect them accurately by leveraging our technologies to analyze the interests, behaviors, profiles and historical transaction records of our users and their acquaintances. Our Star Career platform has the features of a mobile platform, an AI + PaaS platform, a commission settlement platform and a services platform.

Our Technologies

Our platforms are empowered by our AI, machine learning, data analytics and blockchain technologies. Leveraging our extensive access to big data assets with our proprietary AI tools, we are able to continuously optimize our products and services recommendation capabilities, personalize and enhance our user experience, refine our matching algorithm and monitor our service quality. Our patented technologies further enable us to optimize the matching accuracy of services among providers and requestors, and to increase the transactions’ closing rates. As of the date of this prospectus supplement, we hold eleven patents registered in the U.S. and 13 patents registered in China, 68 registered trademarks, 75 registered copyrights, and ten registered domain names, all in the areas of artificial intelligence, data analytics and blockchain technologies.

Our Corporate History and Structure

We were incorporated in the Cayman Islands as an exempted company with liability limited by shares, structured as a holding company. We conduct a substantial majority of our operations through our operating subsidiaries in China. Our registered office is located at ICS Corporate Services (Cayman) Limited, Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

On May 17, 2011, we established Lucas Group China Limited, formerly known as Luokeshi Management Consulting Co., Ltd. in Beijing, and commenced our business operations. In April 2016 and May 2016, the Hohhot branch and the Guangzhou branch of Lucas Group China Limited were established, respectively, to expand our business, and research and development. On August 15, 2022, we incorporated Lucas Star Group Limited under the laws of the Cayman Islands as our offshore holding company to facilitate offshore financing, and later renamed it as Lucas GC Limited on October 14, 2022. On August 4, 2022, we established Lucas Star Holding Limited, our wholly owned BVI subsidiary and on October 21, 2022, we established Lucas Star Global Limited, the wholly owned Hong Kong subsidiary of Lucas Star Holding Limited.

S-4

In March 2024, we completed our initial public offering and listed our ordinary shares on the Nasdaq Capital Market under the symbol “LGCL.” We raised approximately US$4.0 million of net proceeds from the initial public offering after deducting underwriting discounts, commissions and expenses.

On January 15, 2025, we received a notification letter from the Nasdaq, respectively, notifying us that we were not in compliance with minimum bid price requirement set forth under Rule 5550(a)(2) the Listing Rules of the Nasdaq because the closing bid price of our ordinary shares was below US$1.00 per share for a period of 30 consecutive business days.

On June 23, 2025, we closed our “best efforts” follow-on offering of 32,150,000 ordinary shares, par value US$0.000005 per share, at a public offering price of US$0.20 per share, for total gross proceeds of US$6.4 million before deducting placement agent’s fee and offering expenses. AC Sunshine Securities LLC acted as the placement agent for this follow-on offering.

On July 21, 2025, the Nasdaq informed us that we had regained compliance with the minimum bid price requirement set forth under Rule 5550(a)(2) of the Listing Rules of the Nasdaq after maintaining a closing bid price of $1.00 per share or greater for 20 consecutive business days.

On September 5, 2025, we received another letter from The Nasdaq Stock Market LLC, notifying us that we were not in compliance with the minimum bid price requirement set forth under Rule 5550(a)(2) of the Listing Rules of the Nasdaq because the closing bid price of our ordinary shares was below $1.00 per share for a period of 30 consecutive business days.

On October 13, 2025, we effected (i) a forty (40)-for-one (1) share consolidation of our issued and unissued shares, whereby every 40 authorized issued and unissued shares, par value US$0.000005 per share, in our authorized share capital be consolidated into one share, par value US$0.0002 per share, or the Share Consolidation, such that our authorized share capital shall be US$50,000 divided into 250,000,000 shares, par value US$0.0002 per share, (ii) an adoption of dual-class share structure, or the Dual-Class Share Structure, upon which (A) our authorized share capital was changed from US$50,000 divided into 250,000,000 ordinary shares, par value US$0.0002 per share, to US$50,000 divided into 235,000,000 Class A ordinary shares, par value US$0.0002 per share and 15,000,000 Class B ordinary shares, par value US$0.0002 per share, and (B) all of the shares issued as of the date thereof were re-designated to Class A ordinary shares, par value US$0.0002 per share; and (iii) amendments to our amended and restated memorandum and articles of association to reflect the same.

On November 3, 2025, the Nasdaq informed us that we had regained compliance with the minimum bid price requirement set forth under Rule 5550(a)(2) of the Listing Rules of the Nasdaq after maintaining a closing price of US$1.00 per share or greater for 15 consecutive business days.

On December 5, 2025, we held an extraordinary general meeting (the “EGM”) at which meeting the shareholders approved (i) an increase in our authorized share capital from US$50,000 divided into 250,000,000 shares of a par value of US$0.0002 each, comprising of 235,000,000 Class A ordinary shares of a par value of US$0.0002 each and 15,000,000 Class B ordinary shares of a par value of US$0.0002 each, to US$500,000 divided into 2,500,000,000 shares of US$0.0002 each, comprising 2,475,000,000 Class A ordinary shares of a par value of US$0.0002 each and 25,000,000 Class B ordinary shares of a par value of US$0.0002 each, (ii) authorize the board of directors, at its absolute and sole discretion, to either (a) implement one or more share consolidation(s), and determine the exact consolidation ratio and effective date of such share consolidation during a period of two years of the date of the EGM, at the exact consolidation ratio and effective time as our board of directors may determine from time to time in its absolute discretion, provided that the accumulative consolidation ratio for all such share consolidation(s) (altogether, the “Future Share Consolidations” and each, a “Future Share Consolidation”) shall not be more than 5000:1; or (b) elect not to implement any share consolidation(s) during a period of two years of the date of the EGM, (iii) amendments to its amended and restated memorandum and articles of association, and (iv) upon the implementation of a Future Share Consolidation with the exact consolidation ratio and the effective date of such Future Share Consolidation as determined by the board of directors, the adoption of an amended and restated memorandum and articles of association in substitution for, and to the exclusion of, our memorandum and articles of association in effect immediately prior to the implementation of such Future Share Consolidation, to reflect such Future Share Consolidation.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement:

Lucas GC Limited. (1)
(Cayman Islands)
100%
Lucas Star Holding Limited
(BVI)
Offshore
100%
Onshore
Lucas Star Global Limited
(Hong Kong)
100%
Luojiashi (Shijiazhuang)
Technology Co., Ltd.
100%
Qingdao Luogaoshi
Consulting Co., Ltd.
49%
99%
100%
Lucas Youhuo (Beijing)
Technology Co., Ltd.
Lucas Group China Limited
Shanghai Lingzi
Technology Co., Ltd.
100%
100%
100%
100%
100%
Lucas GC Limited (HK)
Lucas Media Co., Ltd.
Luogaoshi Technology
(Beijing) Co., Ltd.
Jiangxi Magelian
Technology Co., Ltd.
Shanghai Luojiashi
Technology Co., Ltd.

Note:	(1)	Our founder, chairman of the board of directors, and chief executive officer, Mr. Howard Lee, owns approximately 2.8% of the equity interests in our company through his wholly owned company, HTL Lucky Holding Limited, as of the date of this prospectus supplement.

(2)	The English names of our PRC business entities are directly translated from Chinese and may be different from their names shown on their respective records filed with relevant PRC authorities.

S-5

Recent Developments

On February 9, 2026, we entered into a securities purchase agreement with certain investors in relation to the issuance and sale of an aggregate of 40,000,000 Class A ordinary shares, par value US$0.0002 per share, at a purchase price of US$1.00 per share, in a private placement (the “Private Placement”). The Private Placement closed on February 10, 2026. Gross proceeds from the Private Placement were approximately US$40.0 million.

On February 15, 2026, one of our PRC subsidiaries (the “PRC Subsidiary”) entered into an investment agreement (the “Agreement”) with Shanghai Kesheng Investment Management Co., Ltd (“Kesheng”). Pursuant to the Agreement, the PRC Subsidiary, Kesheng and nine other investors agreed to establish a limited partnership (the “Partnership”) for the purpose of providing stable and sustainable investment returns through asset management and investment consulting services. The initial term of the Partnership is five years, with the optional two-year extension. The total committed capital of the Partnership is RMB4,000,000 thousand. Kesheng is the general partner and has committed to contribute RMB1,200,000 thousand, representing 30.0% of the equity interests in the Partnership. The PRC Subsidiary is the limited partner and has committed to contribute RMB280,000 thousand, representing 7.0% of the equity interests in the Partnership.

On June 3, 2026, we entered into an At the Market Offering Agreement with Maxim Group LLC (“Maxim”) with respect to an at-the-market offering program (the “Prior ATM Program”), under which we may offer and sell, from time to time at our sole discretion, Class A Ordinary Shares having an aggregate offering price of up to US$20.0 million, through or to Maxim, as the sales agent or principal. After further evaluating the then market conditions, our capital structure and expected financing costs, on July 2, 2026, we terminated the Prior ATM Program. No securities have been issued or sold under or in connection with the Prior ATM Program.

On June 22, 2026, we announced a proposed public offering of our Class A Ordinary Shares, ordinary warrants and pre-funded warrants (the “Proposed Public Offering”), through filing with the SEC, pursuant to Rule 424(b)(5), a preliminary prospectus supplement to the prospectus dated September 15, 2025 (File No. 333-286651). On July 2, 2026, we discontinued the Proposed Public Offering. No securities have been issued or sold under or in connection with the Proposed Public Offering.

PRC Permissions for Our Operations and This Offering

Under PRC laws and regulations, we are required to obtain or complete a number of licenses, approvals, registrations, filings and other permissions for our operation. As advised by Beijing New Bridge Law Firm, our PRC legal adviser, as of the date of this prospectus supplement, we have obtained the material licenses, permits and registrations from the PRC government authorities necessary for our business operations in China, including, among others, the Human Resource Service License. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, and the promulgation of new laws and regulations and amendment to the existing ones, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future.

On December 28, 2021, the CAC and 12 other relevant PRC government authorities published amended cybersecurity review measures, which came into effect on February 15, 2022 (the “2022 Cybersecurity Review Measures”). The 2022 Cybersecurity Review Measures provide that (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities shall be subject to cybersecurity review if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million users and seeking to have their securities listed on a stock exchange in a foreign country shall file for cybersecurity review with the Cybersecurity Review Office. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus supplement, neither we nor any of our PRC subsidiaries has been informed by any PRC governmental authority that we or any of our PRC subsidiaries is a “critical information infrastructure operator”, and as an internet platform operator, we have not conducted any data processing activities that affected or may affect national security, nor do we hold personal information of more than one million users. Based on the opinion of our PRC legal adviser, Beijing New Bridge Law Firm, according to its interpretation of the currently in-effect PRC laws and regulations, we believe that we are not subject to a cybersecurity review pursuant to the 2022 Cybersecurity Measures, as neither we nor any of our PRC subsidiaries qualify as (i) a critical information infrastructure operator or (ii) an internet platform operator that has conducted any data processing activities that affected or may affect national security or has held personal information of more than one million users as of the date of this prospectus supplement.

However, if we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may fail to obtain such permissions or approvals in a timely manner, or at all. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business and website closure as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations. Such Draft Overseas Listing Regulations set out new filing procedures for China-based companies seeking direct or indirect listings and offerings in overseas markets. The Draft Overseas Listing Regulations require that China-based companies seeking to offer and list securities in overseas markets complete certain post-application / post-listing filing procedures with the CSRC, and that an initial filing with the CSRC be submitted within three working days after the application for an initial public offering is submitted to the overseas regulators, and that a supplemental filing with respect to the result of the overseas listing or offering be submitted after the overseas listing or offering is completed.

Under the Draft Overseas Listing Regulations, an overseas offering or listing is prohibited if (i) it is prohibited by PRC laws, (ii) it constitutes a threat to or endanger national security as reviewed and determined by competent PRC authorities, (iii) it has material ownership disputes over equity, major assets, and core technology, (iv) in recent three years, the Chinese operating entities and their controlling shareholders and actual controllers have committed certain criminal offenses or are currently under investigations for suspicion of criminal offenses or major violations, (v) in recent three years, the directors, supervisors, or senior executives have been subject to administrative punishment for severe violations, or are currently under investigations for suspicion of criminal offenses or major violations, or (vi) it is subject to other circumstances as prescribed by the State Council.

S-6

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Companies and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations and regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offering activities in an overseas market. In addition, after a domestic company has offered and listed securities in an overseas market, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to, change of control and voluntary or mandatory delisting. On October 19, 2023, the CSRC published the notification of our completion of the required filing procedures for our initial public offering and listing on Nasdaq. As advised by our PRC legal adviser, Beijing New Bridge Law Firm, under applicable laws of PRC, we are required to file with the CSRC for this offering within three business days from our completion of this offering. We may also be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such procedures for this offering as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions are issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

On or after March 31, 2023, any failure or perceived failure by the Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. Pursuant to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Our current auditor, Enrome LLP (“Enrome”), the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Enrome is headquartered in Singapore, and the PCAOB performed an onsite inspection in April 2025; however, Enrome is still awaiting the results of the inspection as of the date of this annual report.  The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCA Act following our filing of an annual report on Form 20-F for the relevant fiscal year. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer following our filing of an annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. If our Class A Ordinary Shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our Class A Ordinary Shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

S-7

Corporate Information

Our principal executive offices are located at Room 1109, 11/F, Tower A, Star Plaza, No. 8 Wangjing Street, Chaoyang District, Beijing 100102, China. Our telephone number at this address is (86) 18500976532. Our registered office is located at ICS Corporate Services (Cayman) Limited, Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website www.lucasgchr.com. The information contained on our website is not a part of this prospectus supplement.

Selected Financial Data

The following selected consolidated statements of income and comprehensive income data for the years ended December 31, 2023, 2024 and 2025, selected consolidated balance sheets data as of December 31, 2024 and 2025, and selected consolidated cash flows data for the years ended December 31, 2023, 2024 and 2025 have been derived from our audited consolidated financial statements, which are included in our 2025 Annual Report beginning on page F-1.

Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Consolidated Financial Data section together with our consolidated financial statements and the related notes in conjunction with “Item 5. Operating and Financial Review and Prospects” included elsewhere in our 2025 Annual Report.

The following table presents our selected consolidated statements of income and comprehensive income data for the years ended December 31, 2023, 2024 and 2025:

	For the Year Ended December 31,
	2023	2024	2025
	RMB	RMB	RMB	US$
Selected Consolidated Statements of income and Comprehensive Income Data:
Revenues	1,473,958	1,063,409	1,042,274	149,043
Cost of revenues	(1,055,406)	(706,007)	(690,232)	(98,702)
Gross profit	418,552	357,402	352,042	50,341
Operating expenses:
General and administrative expenses	(108,376)	(86,261)	(91,150)	(13,034)
Research and development expenses	(157,543)	(168,616)	(175,434)	(25,087)
Selling and marketing expenses	(84,917)	(74,514)	(65,776)	(9,406)
Total operating expenses	(350,836)	(329,391)	(332,360)	(47,527)
Operating profit	67,716	28,011	19,682	2,814
Other income/(expenses):
Financial expenses, net	(893)	(1,624)	(1,848)	(264)
Other income (expenses), net	3,478	3,531	(5,332)	(762)
Total other income (expenses), net	2,585	1,907	(7,180)	(1,026)
Income before income tax expense	70,301	29,918	12,502	1,787
Income tax benefit (expenses)	7,880	10,167	(2,647)	(379)
Net income	78,181	40,085	9,855	1,408

The following table presents our selected consolidated balance sheets data as of December 31, 2024 and 2025:

	As of December 31,
	2024	2025
	RMB	RMB	US$
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	30,380	30,305	4,334
Short-term investments	2,803	4,813	688
Accounts receivable, net	61,059	30,730	4,394
Advance to suppliers, net	163,647	156,289	22,349
Prepaid expenses and other current assets	1,955	3,010	429
Total current assets	263,427	225,251	32,209
Non-current assets
Software and equipment, net	84,465	154,125	22,040
Deferred tax assets	22,270	19,800	2,831
Total liabilities	137,674	139,734	19,981
Total shareholders’ equity	265,578	314,103	44,916

The following table presents our selected consolidated cash flows data for the years ended December 31, 2023, 2024 and 2025:

	For the Year Ended December 31,
	2023	2024	2025
	RMB	RMB	RMB	US$

Net cash (used in)/provided by operating activities	(36,408)	20,186	35,461	5,070
Net cash used in investing activities	(12,097)	(79,948)	(107,266)	(15,339)
Net cash provided by financing activities	29,422	60,746	71,576	10,235
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	454	(1,127)	(159)
Net (decrease)/increase in cash, cash equivalents and restricted cash:	(19,091)	1,438	(1,356)	(193)
Cash, cash equivalents and restricted cash at the beginning of year	49,314	30,223	31,661	4,527
Cash, cash equivalents and restricted cash at the end of year	30,223	31,661	30,305	4,334

S-8

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Securities Offered by Us	Class A Ordinary Shares having an aggregate offering price of up to $25,000,000.

Class A Ordinary Shares to be Outstanding Immediately After the Offering

Up to 61,729,797 Class A Ordinary Shares, after giving effect to the sale of 18,939,393 Class A Ordinary Shares in this offering, assuming an offering price of $1.32 per share, which was the last reported sale price per Class A Ordinary Share on Nasdaq on August 6, 2026.(1) The actual number of Class A Ordinary Shares issued will vary depending on the price at which the Class A Ordinary Shares may be sold from time to time.

Plan of Distribution	The Class A Ordinary Shares will be offered through an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, that may be made from time to time through or to the Agent, as designated by the Company. The Agent will act as sales agent and will use commercially reasonable efforts to sell on our behalf all of the Class A Ordinary Shares requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” on page S-29 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of our Class A Ordinary Shares pursuant to this offering, if any, for general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our 2025 Annual Report, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Symbol	LGCL.

(1)	The number of Class A Ordinary Shares to be outstanding after this offering is based on 42,790,404 Class A Ordinary Shares (excluding 2,406 repurchased as treasury shares) outstanding as of the date of this prospectus supplement. There are no issued or outstanding Class B ordinary shares, warrants, options or other convertible or derivative securities, as of the date of this prospectus supplement.

S-9

RISK FACTORS

Investing in our Class A Ordinary Shares offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors described below, and the information incorporated by reference to 2025 Annual Report under the caption “Risk Factors,” in our Current Reports on Form 6-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in this prospectus supplement and the accompanying prospectus before acquiring our Class A Ordinary Shares. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in our Class A Ordinary Shares. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find Additional Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.

Risks Related to This Offering

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Sales of a significant number of our Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares.

Sales of a substantial number of our Class A Ordinary Shares in the public markets could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our shares would have on the market price of our Class A Ordinary Shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell Class A Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing Class A Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The actual number of Class A Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain. Therefore, it is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement, and the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares. The number of shares that are sold by the designated Agent after delivering a placement notice, if any, will fluctuate based on a number of factors, including the market price of our Class A Ordinary Shares during the sales period, the limits we set with the Agent in any applicable issuance notice and the demand for our Class A Ordinary Shares during the sales period. Because the price per share sold will fluctuate based on the market price of our Class A Ordinary Shares during the sales period, it is currently not possible to predict the number of our Class A Ordinary Shares that will be sold or the aggregate proceeds we will raise in connection with those sales under the Sales Agreement, and we may not sell any Class A Ordinary Share pursuant to the Sales Agreement.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase our Class A Ordinary Shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of Class A Ordinary Shares to be sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for Class A Ordinary Shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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Because we do not expect to pay cash dividends on Ordinary Shares for the foreseeable future, you may not receive any return on investment unless you sell your Class A Ordinary Shares at a price greater than what you paid for them.

It is expected that we will retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, it is not expected that we will pay any cash dividends in the foreseeable future. Our board of directors has discretion as to whether to distribute dividends out of lawfully available funds. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. As a result, you may not receive any return on an investment in the Class A Ordinary Shares unless you sell such shares for a price greater than that which you paid for them.

You may experience immediate and substantial dilution in the book value per Class A Ordinary Share you purchase.

Because the prices per share at which Class A Ordinary Shares are sold in this offering may be substantially higher than our book value per ordinary share, you may suffer immediate and substantial dilution in the net tangible book value of the Class A Ordinary Shares you purchase in this offering. The Class A Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the Private Placement and to the sale of our Class A Ordinary Shares in the maximum aggregate offering amount of $25,000,000 at an assumed offering price of $1.32 per Class A Ordinary Share, which was the closing price of our Class A Ordinary Shares on Nasdaq on August 6, 2026, and after deducting estimated offering commissions and expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately $82.48 million, or $1.34 per share. This represents an immediate accretion of $0.02 in net tangible book value per share to purchasers of our Class A Ordinary Shares in this offering and an immediate dilution in pro forma as adjusted net tangible book value of approximately $0.03 per share to our existing shareholders. See “Dilution” below for a more detailed discussion of the dilution you may incur in connection with this offering.

Under the PRC laws, the approval of and the filing with the CSRC or other PRC government authorities may be required in connection with this offering and any of our future offering and listing in an overseas market, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle, that is controlled directly or indirectly by the PRC companies or individuals and that has been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC currently has not issued any definitive rule or interpretation concerning whether our offshore offerings are subject to the M&A Rules. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the CSRC issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. These draft measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

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On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Companies and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations and regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offering activities in an overseas market. In addition, after a domestic company has offered and listed securities in an overseas market, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to, change of control and voluntary or mandatory delisting. On October 19, 2023, the CSRC published the notification of our completion of the required filing procedures for our initial public offering and listing on Nasdaq. As advised by our PRC legal adviser, Beijing New Bridge Law Firm, under applicable laws of PRC, we are required to file with the CSRC for this offering within three business days from our completion of this offering. We may also be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such filing procedures for this offering and our listing on Nasdaq as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions are issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

On or after March 31, 2023, any failure or perceived failure by the Company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the Regulation on Network Data Security Management, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered.

Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

USE OF PROCEEDS

We may offer and sell our Class A Ordinary Shares having aggregate sales proceeds of up to $25,000,000 from time to time. The amount of net proceeds from this offering will depend upon the number of our Class A Ordinary Shares sold and the market prices at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any Class A Ordinary Share under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of our Class A Ordinary Shares offered by us under this prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, future acquisitions and strategic investment opportunities, although we have no current plans, commitments or agreements with respect to any such expenditures, acquisitions or investment opportunities as of the date of this prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The amount and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

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CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below) that will hold our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the “Code”). This discussion is based upon applicable provisions of the Code, U.S. Treasury regulations promulgated thereunder, pertinent judicial decisions, interpretive rulings of the U.S. Internal Revenue Service, or the IRS, and such other authorities as we have considered relevant, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax and/or reporting rules (for example, certain financial institutions; insurance companies; broker-dealers; pension plans; regulated investment companies; real estate investment trusts; tax-exempt organizations (including private foundations); holders who are not U.S. Holders (as defined below); holders who own (directly, indirectly, or constructively) 10% or more of the voting power or value of our stock; investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes; investors that are traders in securities that have elected the mark-to-market method of accounting; investors that have a functional currency other than the U.S. dollar), or holders that acquire our Class A Ordinary Shares through the exercise of options or other convertible instruments or in connection with the provision of services, all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, this discussion does not address tax considerations relevant to U.S. Holders under any non-U.S., state or local tax laws, the Medicare tax on net investment income, the one-percent excise tax on stock repurchases, estate or gift tax, or the alternative minimum tax. Each U.S. Holder is urged to consult its tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of an investment in our Class A Ordinary Shares.

The discussion below of U.S. federal income tax consequences applies to you if you are a “U.S. Holder.” You are a U.S. Holder if you are a beneficial owner of our Class A Ordinary Shares and you are: (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the law of any state of the United States, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. federal or state court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If you are a partner in a partnership (including any entity or arrangement treated or elects to be treated as a partnership for U.S. federal income tax purposes) that holds our Class A Ordinary Shares, your tax treatment generally will depend on your status and the activities of the partnership (or any such entity or arrangement treated as or elects to be treated as a partnership for U.S. federal income tax purposes). Partners in a partnership (or any such entity or arrangement treated as or elects to be treated as a partnership for U.S. federal income tax purposes) holding our Class A Ordinary Shares should consult their tax advisors regarding the tax consequences of an investment in our Class A Ordinary Shares.

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any PRC or other tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in your gross income as dividend income on the day actually or constructively received by you. Because we do not intend to determine our earnings and profits under U.S. federal income tax principles, any distribution paid will generally be treated as a dividend for U.S. federal income tax purposes by us. Dividends received by corporations on our Class A Ordinary Shares may be eligible for the dividends received deduction allowed to U.S. corporations under the Code.

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A non-corporate U.S. Holder generally may be subject to tax at preferential tax rates applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our stock is readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC tax resident enterprise under the PRC tax law, we are eligible for the benefit of the comprehensive United States-PRC income tax treaty, or the “Treaty”, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. U.S. holders are urged to consult their own tax advisors regarding the availability of the preferential rate for any dividends paid with respect to our Class A Ordinary Shares.

In the event that we are deemed to be a PRC tax resident enterprise under PRC tax law, you may be subject to PRC withholding taxes on dividends paid on our Ordinary Shares, as described under “Taxation— PRC Taxation”. If we are deemed to be a PRC tax resident enterprise, you may, however, be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares may be eligible for the reduced rates of taxation applicable to qualified dividend income, as discussed above.

For U.S. foreign tax credit purposes, dividends generally will be treated as income from foreign sources and generally will constitute “passive” category income. Depending on your particular circumstances, you may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. If you do not elect to claim a foreign tax credit for foreign tax withheld, you may instead claim a deduction, for U.S. federal income tax purposes, for the foreign tax withheld, but only for a year in which you elect to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Sale or Other Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below, you generally will recognize capital gain or loss upon the sale or other disposition of our Class A Ordinary Shares in an amount equal to the difference, if any, between the amount realized upon the disposition and your adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long-term capital gain or loss if you have held the Class A Ordinary Shares for more than one year, and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. In the event that we are deemed to be a PRC tax resident enterprise under PRC tax law, gain from the disposition of the Class A Ordinary Shares may be subject to tax in the PRC, as described under “Taxation— PRC Taxation”. If such income were treated as U.S.-source income for foreign tax credit purposes, you might not be able to use the foreign tax credit arising from any tax imposed on the sale, exchange, or other taxable disposition of our Class A Ordinary Shares unless such credit could be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. However, if PRC tax were to be imposed on any gain from the disposition of our Class A Ordinary Shares, if you are eligible for the benefits of the Treaty, you generally may be able to treat such gain as foreign-source income. The deductibility of a capital loss may be subject to limitations. You are urged to consult your tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under your particular circumstances.

PFIC Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is categorized as a passive asset and the company’s goodwill associated with active business activity is taken into account as an active asset. We will be treated as owning our proportionate share of the assets and income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

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Based on the projected composition of our assets and income, we do not anticipate being classified as a PFIC for our taxable year ending December 31, 2026 While we do not anticipate being classified as a PFIC, because the value of our assets for purposes of the PFIC asset test will generally be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or any subsequent taxable year. The determination of whether we will become a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. Whether we are a PFIC is a factual determination and we must make a separate determination each taxable year as to whether we are a PFIC (after the close of each taxable year). Accordingly, we cannot assure you that we will not be classified as a PFIC for our taxable year ending December 31, 2025 or any future taxable year. If we are classified as a PFIC for any taxable year during which you hold our Class A Ordinary Shares, we generally will continue to be treated as a PFIC, unless you make certain elections, for all succeeding years during which you hold our Class A Ordinary Shares even if we cease to qualify as a PFIC under the rules set forth above.

If we are a PFIC for any taxable year during which you hold our Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of our Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;
●	amounts allocated to the current taxable year and any taxable years in your holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income; and
●	amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to you for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

If we are classified as a PFIC for any taxable year during which you hold our Class A Ordinary Shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the two preceding paragraphs. If you make a valid mark-to-market election for the Class A Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of your taxable year over your adjusted basis in such Class A Ordinary Shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the preferential rates for qualified dividend income would not apply).

The mark-to-market election is available only for “marketable stock” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. We expect that the Class A Ordinary Shares will be listed on Nasdaq, which is a qualified exchange for these purposes. If the Class A Ordinary Shares are regularly traded, and the Class A Ordinary Shares qualify as “marketable stock” for purposes of the mark-to-market rules, then the mark-to-market election might be available to you if we were to become a PFIC.

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Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, you may continue to be subject to the PFIC rules with respect to your indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not currently intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If you own our Class A Ordinary Shares during any taxable year that we are a PFIC, you must file an annual report with the IRS, subject to certain exceptions based on the value of the Class A Ordinary Shares held. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of purchasing, holding, and disposing of our Class A Ordinary Shares if we are or become a PFIC, including the possibility of making a mark-to-market election.

Information Reporting and Backup Withholding

You may be required to submit to the IRS certain information with respect to your beneficial ownership of our Class A Ordinary Shares, if such Class A Ordinary Shares are not held on your behalf by certain financial institutions. Penalties also may be imposed if you are required to submit such information to the IRS and fail to do so.

Dividend payments with respect to Class A Ordinary Shares and proceeds from the sale, exchange or redemption of Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. Federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. You are urged to consult your tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A Ordinary Shares and warrants, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

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No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

PRC Tax Considerations

Under the EIT Law, which became effective on January 1, 2008 and latest revised in 2018, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. In 2009, the SAT issued SAT Circular 82 (latest revised in 2017), which provides certain specific criteria for determining whether the “de facto management body” of a PRC controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, in 2011, the SAT issued SAT Bulletin 45 (latest revised in 2018) to provide more guidance on the implementation of SAT Circular 82. In 2014, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Determination of Resident Enterprises on the Basis of Their Actual Management Bodies that provides more guidance on the implementation of Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

We believe that we do not meet all of the criteria described above. We believe that neither we nor our subsidiaries outside of China are PRC tax resident enterprises, because neither we nor they are controlled by a PRC enterprise or PRC enterprise group, and because our records and their records (including the resolutions of the respective boards of directors and the resolutions of shareholders) are maintained outside the PRC. However, as the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” when applied to our offshore entities, we may be considered as a resident enterprise and therefore may be subject to PRC enterprise income tax at 25% on our worldwide income. In addition, if the PRC tax authorities determine that we are a PRC resident enterprise for PRC enterprise income tax purposes, dividends we pay to non-PRC resident enterprise holders may be subject to PRC withholding tax, and gains realized on the sale or other disposition of ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC resident enterprises or 20% in the case of non-PRC individuals unless a reduced rate is available under an applicable tax treaty, if such dividends or gains are deemed to be from PRC sources. Any such tax may reduce the returns on your investment in the Class A Ordinary Shares.

If we are considered a “non-resident enterprise” by the PRC tax authorities, the dividends we receive from our PRC subsidiaries will be subject to a 10% withholding tax. The EIT Law and its implementation rules also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Under the Arrangement Between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, the dividend withholding tax rate may be reduced to 5%, if a Hong Kong resident enterprise that receives a dividend is considered a non-PRC tax resident enterprise and holds at least 25% of the equity interests in the PRC enterprise distributing the dividends. However, if the Hong Kong resident enterprise is not considered to be the beneficial owner of such dividends under applicable PRC tax regulations, such dividends may remain subject to withholding tax at a rate of 10%. Under the Announcement of the State Administration of Taxation on Issues Concerning “Beneficial Owners” in Tax Treaties, some factors are not conducive to the identification of an applicant as a “beneficial owner”, such as its business activities failing to constitute substantive business activities. Accordingly, Lucas Star Global Limited may be able to enjoy the 5% withholding tax rate for the dividends it receives from its PRC subsidiaries if it satisfies the relevant conditions under tax rules and regulations.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, referred to as the Companies Act below.

Our authorized share capital is US$500,000 divided into 2,500,000,000 shares of US$0.0002 each, comprising 2,475,000,000 Class A ordinary shares of a par value of US$0.0002 each and 25,000,000 Class B ordinary shares of a par value of US$0.0002 each. As of the date of this prospectus supplement, we have 42,790,404 Class A Ordinary Shares (excluding 2,406 repurchased as treasury shares) and nil Class B Ordinary Share outstanding.

Ordinary Shares

General. Our share capital is divided into two classes of Ordinary Shares: Class A Ordinary Shares and Class B Ordinary Shares. The Class A Ordinary Shares and Class B Ordinary Shares generally rank pari passu with each other, except as expressly provided in our amended and restated memorandum and articles of association.

Holders of Class A Ordinary Shares are entitled to:

(a)	one (1) vote per share at general meetings of the Company,

(b)	such dividends as may be declared by our board of directors,

(c)	participate in the distribution of the surplus assets of the Company in the event of a winding up or dissolution of the Company.

Holders of Class A Ordinary Shares generally enjoy all other rights attaching to shares under our amended and restated memorandum and articles of association.

Holders of Class B Ordinary Shares have the following rights:

(a)	Holders of Class B Ordinary Shares are entitled to 480 votes per share at general meetings of the Company. Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class except where required otherwise by applicable law or our memorandum and articles of association.

(b)	Class B Ordinary Shares may be converted into Class A Ordinary Shares at the option of the holder at any time, on a one-for-one basis. Class A Ordinary Shares cannot be converted into Class B Ordinary Shares.

(c)	Upon any sale, transfer, assignment, or disposition of Class B Ordinary Shares to any person or entity, such shares will automatically and immediately convert into an equal number of Class A Ordinary Shares unless the board of directors and the holder consent in writing to the retention of Class B Ordinary Shares by the transferee.

Class A Ordinary Shares and Class B Ordinary Shares rank equally in all other respects, including rights to dividends, liquidation proceeds, and other financial or economic entitlements unless explicitly stated otherwise in our amended and restated memorandum and articles of association.

Any amendments to the rights of either class of shares are subject to the provisions of our amended and restated memorandum and articles of association, including the requirement for approval by special resolution.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and to our amended and restated memorandum and articles of association. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

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Voting Rights. Holders of our Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to 480 votes on all matters subject to vote at general meetings of the Company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder present in person or by proxy.

General meetings of shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold in aggregate a majority of the votes attaching to all issued and outstanding shares of our company. We are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our director. Extraordinary general meetings may be held at such times as may be determined by our board of directors and may be convened by a majority of our board of directors or the chairman of the board of directors on its/his own initiative or on a requisition by shareholders holding in the aggregate 10% of all votes attaching to all issued and outstanding shares of the Company. Advance notice of at least seven (7) calendar days is required for the convening of our annual general meeting and other shareholders’ meetings. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast in a general meeting. A special resolution is required for important matters such as amendments to our memorandum and articles of association and a change of name. Holders of the Ordinary Shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and canceling any unissued shares.

Transfer of Shares. Subject to the restrictions of our amended and restated memorandum and articles of association set out below, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one Class of Shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), if the assets available for distribution among the holders of Ordinary Shares shall be more than sufficient to repay the whole of the share capital, the surplus shall be distributed among the holders of the Ordinary Shares in proportion to the par value of the shares held by them subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares. Subject to the provisions of the Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, as may be determined before the issue of such shares, either by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such repurchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our amended and restated memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied either with the written consent of the holders of a simple majority of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of a simple majority of the issued shares of that class.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our amended and restated memorandum and articles of association, special resolutions of our shareholders, and our register of mortgages and charges). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

Changes in Capital. Our company may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of an amount smaller than that fixed by our amended and restated memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Subject to the Companies Act and our amended and restated memorandum and articles of association we may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares, without the need for any approval or consent from our shareholders.

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Our amended and restated memorandum and articles of association authorizes our board of directors, without the need for any approval or consent from our shareholders, to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these preferred shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by a member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. We will perform the procedure necessary to immediately update the register of members to record and give effect to any issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is modeled after companies acts of England and Wales but does not follow recent United Kingdom statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement between a company and its members (or any class of them), or between the company and its creditors (or any class of them), provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but it is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) that permit a minority shareholder to commence a class action against the company or a derivative action in the name of the company to challenge certain acts, including the following:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association permit indemnification of officers and directors for actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred in their capacities as such other than by reason of the dishonesty, fraud or willful default of such directors or officers, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company must also exercise their powers only for a proper purpose. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director needs not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding in the aggregate 10% of all votes attaching to all issued and outstanding shares of our company to requisition an extraordinary general meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

As an exempted Cayman company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated articles of association provides that we may (but shall not be obliged to) in each calendar year to hold a general meeting as our annual general meeting, and to specify the meeting as such in the notice calling it.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under Cayman Islands law, but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board of directors may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting. An appointment of a director may be on terms that the director shall automatically retire from office (unless he or she has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the director and us. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to us; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our amended and restated articles of association.

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring. A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b)	intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, and any restructuring officer so appointed shall have such powers and carry out only such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court and subject to such terms as the court may impose. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act, a Cayman Islands company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, and as permitted by Cayman Islands law, whenever our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class either with the written consent of the holders of at least a simple majority of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of a simple majority of the issued shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended by special resolution of our shareholders.

Inspection of Books and Records. Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

Anti-takeover Provisions in Our Memorandum and Articles of Association. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our Ordinary Shares may fall and the voting and other rights of the holders of our Ordinary Shares may be materially and adversely affected.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold

S-26

DIVIDEND POLICY

Our board of directors has discretion on whether to distribute dividends, subject to certain requirements under Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay our debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Since inception, we have not declared or paid any dividends on our Ordinary Shares. We do not have any present plan to declare any cash dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and grow our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. For example, under PRC laws and regulations, we are permitted to use the net proceeds of our subsequent offerings to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of necessary registrations with government authorities and required governmental approvals, we may extend inter-company loans or make additional capital contributions to our PRC subsidiaries. We cannot assure you that we will be able to make such registrations or obtain such approvals in a timely manner, or at all. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our subsequent offerings to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2025 Annual Report, incorporated herein by reference.

S-27

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025, presented on:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance and sale of 40,000,000 Class A Ordinary Shares in the Private Placement which closed on February 10, 2026, with gross proceeds of approximately $40.0 million;

●	on a pro forma as adjusted basis to give effect to (i) the issuance and sale of 40,000,000 Class A Ordinary Shares in the Private Placement which closed on February 10, 2026, with gross proceeds of approximately $40.0 million, and (ii) the receipt of estimated net proceeds of $24.06 million, assuming the sale of 18,939,393 Class A Ordinary Shares at an assumed offering price of $1.32 per share, which was the closing price per share of our Class A Ordinary Shares on August 6, 2026, after deducting commissions for the Agent and other estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2025
	Actual		Pro Forma		Pro Forma as adjusted
			(Unaudited)		(Unaudited)
	RMB	USD	RMB	USD	RMB	USD
	(in thousand)
Shareholders’ equity
Class A Ordinary shares par value $0.0002 per share; 2,475,000,000 shares authorized; 2,790,404 shares outstanding as of December 31, 2025 on an actual basis; 42,790,404 shares outstanding on a pro forma basis; and 61,729,797 shares outstanding on a pro forma as adjusted basis)	3	-	59	8	85	8
Class B Ordinary Shares (par value $0.0002 per share; 25,000,000 shares authorized; nil share issued and outstanding as of December 31, 2025, on an actual, pro forma and pro forma as adjusted basis)	-	-	-	-	-	-
Subscription receivables	(3)	-	(3)	-	(3)	-
Treasury stock	(856)	(122)	(856)	(122)	(856)	(122)
Additional paid-in capital	182,968	26,164	462,636	66,156	630,911	90,219
Statutory reserve	25,836	3,694	25,836	3,694	25,836	3,694
Retained earnings	104,335	14,920	104,335	14,920	104,335	14,920
Accumulated other comprehensive (loss)/income	(998)	(143)	(998)	(143)	(998)	(143)
Total Lucas GC Limited shareholders’ equity	311,285	44,513	591,009	84,513	759,310	108,576
Non-controlling interests	2,818	403	2,818	403	2,818	403
Total shareholders’ equity	314,103	44,916	593,827	84,916	762,128	108,979

The number of our Class A Ordinary Shares outstanding as of December 31, 2025 excluded 2,406 repurchased as treasury shares.

Furthermore, the table above assumes for illustrative purposes that an aggregate of 18,939,393 Class A Ordinary Shares are sold at an assumed offering price of $1.32 per share. The actual number of Class A Ordinary Shares sold, if any, will vary depending on the actual sales price per share based on prevailing market conditions from time to time during this offering. There is no assurance that we will sell any or all Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus.

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DILUTION

If you invest in our Class A Ordinary Shares in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our Class A Ordinary Shares immediately after this offering.

Our net tangible book value on December 31, 2025 was approximately $18.42 million, or $6.60 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Class A Ordinary Shares in this offering and the net tangible book value per share immediately after this offering.

After giving effect to the issuance and sale of an aggregate of 40,000,000 Class A Ordinary Shares in the Private Placement which closed on February 10, 2026, our pro forma net tangible book value as of December 31, 2025 would have been US$58.42 million, or US$1.37 per share. After giving effect to (i) the issuance and sale of an aggregate of 40,000,000 Class A Ordinary Shares in Private Placement which closed on February 10, 2026, and (ii) the assumed issuance and sale of our Class A Ordinary Shares in this offering in the aggregate amount of $25,000,000 at an assumed public offering price of $1.32 per share, which was the last reported sale price of our Class A Ordinary Shares on Nasdaq on August 6, 2026, and after deducting the commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been $82.48 million, or $1.34 per share. This represents an immediate decrease in net tangible book value of $0.03 per share to our existing shareholders and an immediate accretion of $0.02 per share to new purchasers of Class A Ordinary Shares in this offering, as illustrated in the following table:

Assumed public offering price per share	$1.32
Net tangible book value per share as of December 31, 2025	$6.60
Pro forma net tangible book value per share as of December 31, 2025 after giving effect to the Private Placement	$1.37
Decrease in pro forma net tangible book value attributable to this offering	$0.03
Pro forma as adjusted net tangible book value per share as of December 31, 2025, after giving effect to the Private Placement and this offering	$1.34
Accretion in net tangible book value per share to new investors in this offering	$0.02

The table above assumes for illustrative purposes that an aggregate of 18,939,393 Class A Ordinary Shares are sold in this offering at a price of $1.32 per share, the last reported sales price of our Class A Ordinary Shares on Nasdaq on August 6, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices.

The number of Class A Ordinary Shares to be outstanding after this offering is based on 42,790,404 Class A Ordinary Shares (excluding 2,406 repurchased as treasury shares) outstanding as of this prospectus supplement.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of new options are issued and exercised under our equity incentive plans or we issue additional ordinary shares, other equity securities or convertible debt securities in the future.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Pacific Century Securities, LLC on August 7, 2026. Under the terms of the Sales Agreement, we may offer and sell up to $25,000,000 of our Class A Ordinary Shares from time to time through or to the Agent. In no event will the actual number of shares offered and sold by us pursuant to the Sales Agreement exceed the number of shares that we have available and authorized for issuance under our amended and restated memorandum and articles of association.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Class A Ordinary Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell our Class A Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may designate the maximum amount of Class A Ordinary Shares to be sold through the Agent on a daily basis or otherwise as we and the Agent agree and the minimum price per share of Class A Ordinary Shares at which such Class A Ordinary Shares may be sold. We may instruct the Agent not to sell Class A Ordinary Shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of Class A Ordinary Shares upon notice and subject to other conditions.

S-29

We will pay the Agent a commission, in cash, at a fixed rate equal to 3.5% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of the Agent’s legal counsel, travel, and other customary expenses, in an amount not to exceed $100,000 (of which $30,000 has been advanced). In addition to the foregoing, we shall reimburse the Agent for Agent counsel’s fees (i) at the end of each fiscal year beginning on December 31, 2026 in an amount up to $10,000 per year, including any incidental expenses incurred and (ii) in connection with the filing of a new Registration Statement (as defined in the Sales Agreement), Prospectus (as defined in the Sales Agreement), or Prospectus supplement, or an amendment to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the Sales Agreement, will be approximately $875,000.

Settlement for sales of our Class A Ordinary Shares will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Ordinary Shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Class A Ordinary Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A Ordinary Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. Either the Agent or we may terminate the Sales Agreement at any time upon five (5) business days prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to our Form 6-K filed and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find Additional Information” and “Incorporation by Reference” included in this prospectus supplement.

The Agent and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Agent and such affiliates may in the future receive customary fees and expenses for these transactions. The Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the Agent will not engage in any market-making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

This prospectus may be made available in electronic format on a website maintained by the Agent, and the Agent may distribute this prospectus electronically.

Other than in the United States, no action has been or will be taken by us or the Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-30

LEGAL MATTERS

We are being represented by DLA Piper UK LLP with respect to certain legal matters of United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this prospectus supplement and legal matters as to Cayman Islands law will be passed upon by Appleby. Certain legal matters as to PRC law will be passed upon for us by Beijing New Bridge Law Firm. ArentFox Schiff LLP is acting as counsel for the Agent in connection with this offering. DLA Piper UK LLP may rely upon Appleby with respect to matters governed by Cayman Islands law and Beijing New Bridge Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Lucas GC Limited, as of December 31, 2023, and each of the years in the two-year period ended December 31, 2023, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report appearing in the 2025 Annual Report. The consolidated financial statements of Lucas GC Limited as of December 31, 2025 and 2024, and for the years then ended, incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Enrome LLP, independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, New York. The registered business address of Enrome LLP is 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including Annual Reports on Form 20-F, and other information with the SEC. As a foreign private issuer, (i) we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, (ii) our executive officers and directors are exempt from the short-swing rules contained in Section 16 of the Exchange Act, and (iii) our principal shareholders are exempt from the reporting and short-swing rules contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be obtained at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in that registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein about these documents are summaries and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

This prospectus supplement incorporates by reference important information about us that is not included in or delivered with this document. The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference herein is current only as of the date of such document, and the incorporation by reference of any such document shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference herein is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference herein by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference hereinto, you should rely on the information contained in the document that was filed later.

S-31

We incorporate by reference into this prospectus supplement the following documents:

1.	Our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 20, 2026 (File No. 001-41658);

2.	Our Current Reports on Form 6-K furnished to the SEC on October 9, 2025, October 31, 2025, November 5, 2025, November 12, 2025, November 24, 2025, December 9, 2025, February 10, 2026, June 4, 2026, July 2, 2026 and July 10, 2026;

3.	The description of the securities contained in our registration statement on Form 8-A, initially filed with the SEC on March 22, 2023 (File No. 001-41658) pursuant to Section 12 of the Exchange Act together with all amendments and reports filed for the purpose of updating that description;

4.	The registration statements on Form S-8 regarding our securities to be offered to employees in employee benefit plans filed with the SEC on October 21, 2025 (File No. 333-283728), and any post-effective amendment thereto;

5.	Any future Annual Reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

6.	Any future reports on Form 6-K that indicate that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus supplement.

Our filings with the SEC, including Annual Reports on Form 20-F and Current Reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus supplements, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Lucas GC Limited

Room 1109, 11/F, Tower A

Star Plaza, No. 8 Wangjing Street

Chaoyang District

Beijing 100102, China

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document containing the information.

S-32

PROSPECTUS

Lucas GC Limited

US$100,000,000

US$100,000,000

Ordinary Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

We may from time to time offer, issue and sell up to US$100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, par value US$0.000005 per share, preferred shares, warrants to purchase ordinary shares, debt securities, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our ordinary shares, preferred shares, warrants, debt securities, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is US$6,121,466 based on the closing price of US$0.37 per share on April 17, 2025 and 16,544,504 ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our ordinary shares are listed on the Nasdaq Capital Market, or NASDAQ, under the symbol “LGCL.”

We concurrently filed a registration statement on Form F-1 (File No. 333-286650), on the date of this prospectus, in connection with an offering of up to US$8 million of our ordinary shares, par value US$0.000005 per share. As a result, you will experience an immediate and substantial dilution in your investment in our securities in this offering. For details, see “Risk Factors—Risks Relating to This Offering—You will experience dilution as a result of our concurrent and/or future equity offerings.”

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws, and, as such are eligible for certain reduced public company reporting requirements. See the section titled “Our Company—Implications of Being an Emerging Growth Company” and “Our Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 11, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our ordinary shares may be prohibited to trade on a national exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or HFCA Act, if the Public Company Accounting Oversight Board (United States), or the PCAOB, determines that it cannot inspect or fully investigate our auditors for two consecutive years beginning in 2021. On May 20, 2020, the U.S. Senate passed the HFCA Act, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On March 28, 2021, the SEC issued interim measures implementing the HFCA Act which became effective on May 5, 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or Accelerating HFCA Act, which, if passed by the U.S. House of Representatives and signed into law, would decrease the number of non-inspection years for foreign companies to comply with PCAOB audits from three to two, thus reducing the time period before their securities may be prohibited from trading or delisted. On December 2, 2021, the SEC adopted final amendments implementing the submission and disclosure requirements outlined in the HFCA Act, which went into effect on January 10, 2022. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions. Although the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the PRC Ministry of Finance on August 26, 2022, it is only the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely and the PCAOB will reassess its determinations by the end of 2022 and determine whether it is able to inspect and investigate completely audit firms based in mainland China and Hong Kong by then. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered accounting firms. Our current auditor, Enrome LLP (“Enrome”), the independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Enrome is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis and PCAOB can inspect Enrome. As of the date of this prospectus, Enrome is not among the firms listed on the PCAOB Determinations issued in December 2021. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCA Act following our filing of an annual report on Form 20-F for the relevant fiscal year. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer following our filing of an annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ordinary shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The PCAOB had historically been unable to inspect auditors in mainland China and Hong Kong in relation to their audit work. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in these jurisdictions and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report by then, our ordinary shares may be prohibited from trading in the United States under the HFCA Act, and such delisting or the threat of delisting may materially and adversely affect the value of your investment” in our annual report on Form 20-F for the year ended December 31, 2024, or the FY2024 Form 20-F, which is incorporated by reference in this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, from time to time, sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not, and any underwriter or agent will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

In addition, this prospectus and any accompanying prospectus supplement do not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

In this prospectus, unless otherwise indicated or the context otherwise requires,

●	“Company,” “our company,” “we,” “us,” “our” or similar terms refer to Lucas GC Limited, a Cayman Islands exempted company, including its consolidated subsidiaries, unless the context otherwise indicates;
●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands;
●	“China” or the “PRC”, in each case, refers to the People’s Republic of China. The term “Chinese” has a correlative meaning for the purpose of this prospectus. When used in the case of laws and regulations of “China” or “the PRC”, it refers to only such laws and regulations of mainland China;.
●	“Hong Kong” refers to the Hong Kong Special Administrative Region in the PRC;
●	“ordinary shares” or “shares” refers to our ordinary shares, par value US$0.000005 per share;
●	“RMB” and “Renminbi” refer to the legal currency of mainland China;
●	“SEC” refers to the Securities and Exchange Commission;
●	“share capital” or similar expressions include a reference to shares in a company that does not have a share capital under its governing law, but which is authorized to issue a maximum or unlimited number of shares.
●	“US$” and “U.S. dollars” refer to the legal currency of the United States.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares.

Our reporting currency is RMB. This prospectus contains translations from RMB to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, the translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus were made at an exchange rate of US$1.00 to RMB7.2993 on December 31, 2024, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

We incorporate by reference into this prospectus the following documents:

●	Our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (File No. 001-41658);
●	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-41658), initially filed with the SEC on March 22, 2023, and amendment filed on October 27, 2023, and any amendment or report filed for the purpose of updating such description;
●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of this offering of securities, that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Lucas GC Limited

Room 5A01, 4th Floor

Air China Building, Xiaoyun Road

Sanyuanqiao, Chaoyang District

Beijing 100027, China

+86 18500976532

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that represent our beliefs, projections and predictions about future events. Our forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “could,” “would,” “predict,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions, although not all forward-looking statement contain these words. Forward-looking statements include, but are not limited to, statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the services for professionals industry in China;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our bases of customers;

●	our plans to invest in our products and services;

●	competition in our industries;

●	developments in government policies and regulations relating to our industry;

●	assumptions underlying or related to any of the foregoing; and

●	all other risks and uncertainties described in “Item 3. Key Information—D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our FY2024 Form 20-F.

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. Those risks are not exhaustive. We operate in an emerging and evolving environment. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

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OUR COMPANY

Overview

We are the largest technology-driven online agent-centric human capital management service provider targeting professionals based on Platform-as-a-Service, or PaaS, in China in terms of the number of active users in the human resources industry as of June 30, 2022 and total net revenues for the year ended December 31, 2021. As a company empowered by artificial intelligence, or AI, data analytics, and blockchain technologies, we are committed to digitalizing and intellectualizing the entire human capital management process. We provide a platform to support trusted private social networks of professionals, through which we provide services consisting of recruitment services, outsourcing services, and other services such as information technology services and training services. Our users are primarily professionals who work in human resources related functions. Our corporate customers are corporations with recruitment, training, sales leads generation and outsourcing demands. As of December 31, 2022, 2023 and 2024, we had approximately 431,220, 638,020 and 780,320 active registered users, respectively. Through our proprietary platforms, Star Career and Columbus, the active users will receive customized job recommendations and work as talent scouts to source suitable candidates for our corporate customers through their own trusted private social network, as well as receive trainings and other value-added services.

Our proprietary human capital management PaaS is developed based on patented, novel, and advanced AI and machine-learning algorithms which are based on unparalleled access to big data assets that can derive actionable insights and knowledge for recruitment and other services such as training. In order to upgrade themselves with knowledge in human resources and basic labor law and financial skills, users on our platform are able to receive trainings and obtain the Certified Career Resources Planner Certificate, or CCRP Certificate, which will certify the user’s possession of fundamental knowledge in human resources, labor law and finance.

For the years ended December 31, 2022, 2023 and 2024, our total revenue amounted to RMB766.6 million, RMB1,474.0 million and RMB1,063.4 million (US$145.7 million), respectively, representing an increase of 92.3% and a decrease of 27.9%, respectively. For the years ended December 31, 2022, 2023 and 2024, our gross profit amounted to RMB215.2 million, RMB418.6 million and RMB357.4 million (US$49.0 million), respectively, representing an increase of 94.5% and a decrease of 14.6%, respectively.

Our Corporate Structure

We were incorporated in the Cayman Islands as an exempted company with liability limited by shares, structured as a holding company. We conduct a substantial majority of our operations through our operating subsidiaries in China. Our registered office is located at ICS Corporate Services (Cayman) Limited, Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

On May 17, 2011, we established Lucas Group China Limited, formerly known as Luokeshi Management Consulting Co., Ltd. in Beijing, and commenced our business operations. In April 2016 and May 2016, the Hohhot branch and the Guangzhou branch of Lucas Group China Limited were established, respectively, to expand our business, and research and development. On August 15, 2022, we incorporated Lucas Star Group Limited under the laws of the Cayman Islands as our offshore holding company to facilitate offshore financing, and later renamed it as Lucas GC Limited on October 14, 2022. On August 4, 2022, we established Lucas Star Holding Limited, our wholly owned BVI subsidiary and on October 21, 2022, we established Lucas Star Global Limited, the wholly owned Hong Kong subsidiary of Lucas Star Holding Limited.

In March 2024, we completed our initial public offering and listed our ordinary shares on the Nasdaq Capital Market under the symbol “LGCL.” We raised approximately US$4.0 million of net proceeds from the initial public offering after deducting underwriting discounts, commissions and expenses.

The following diagram illustrates our corporate structure as of the date of this prospectus:

(1)	Our founder, chairman of the Board and CEO, Mr. Howard Lee, owns approximately 61.1% equity interest in our Company through his wholly owned company, HTL Lucky Holding Limited, as of the date of this prospectus. 51job, Inc. owns approximately 18.2% equity interest in our Company and MLT Holding Limited owns approximately 7.1% equity interest in our Company as of the date of this prospectus.

(2)	The English names of our PRC business entities are directly translated from Chinese and may be different from their names shown on their respective records filed with relevant PRC authorities.

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The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. Pursuant to the HFCA Act, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Our current auditor, Enrome LLP (“Enrome”), the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Enrome is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis and PCAOB can inspect Enrome. As of the date of this prospectus, Enrome is not among the firms listed on the PCAOB Determinations issued in December 2021. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCA Act following our filing of an annual report on Form 20-F for the relevant fiscal year. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer following our filing of an annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ordinary shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects. For details, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The PCAOB had historically been unable to inspect auditors in mainland China and Hong Kong in relation to their audit work. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in these jurisdictions and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report by then, our ordinary shares may be prohibited from trading in the United States under the HFCA Act, and such delisting or the threat of delisting may materially and adversely affect the value of your investment” in our FY2024 Form 20-F.

Summary of Risk Factors Affecting Our Company

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information—D. Risk Factors” in our FY2024 Form 20-F, which is incorporated herein by reference.

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Risks Related to Our Business and Industry

●	We have a limited operating history under our current platforms and business model, which makes it difficult to evaluate our business and prospects, and any future changes to our business model could materially and adversely affect our business, financial condition and results of operations.

●	Our growth depends on our ability to attract and retain a large number of users, and the loss of our users, or failure to attract new users, could materially and adversely affect our business.

●	Because a substantial portion of the services we offer are recruitment services, if we fail to attract more corporate customers to our platforms, or if corporate customers decide to purchase less of our recruitment services for any reason, our revenues may stagnate or decline, and our business and prospects may be materially and adversely affected.

●	Because a significant portion of the services we offer are outsourcing services, a decline in the demand or the market for outsourcing services could materially and adversely affect our business, prospects, financial condition and results of operations.

●	Volatility in the financial and economic environment in the markets where we have operations could harm our business.

●	If the market for freelancers and the services they offer is not sustained or develops more slowly than we expect, our growth may slow or stall.

●	We face significant competition, which may cause us to suffer from a weakened market position that could materially and adversely affect our results of operations.

●	Our historical revenue growth should not be considered indicative of our future performance.

●	We have incurred negative cash flows in operating activities in the past and may incur operating losses in the future and may not maintain profitability.

●	We depend on a limited number of customers for a significant portion of our revenues and the loss of one or more of these customers could adversely affect our business, financial condition, and results of operations.

●	We may fail to successfully enter necessary or desirable strategic alliances or make acquisitions or investments, and we may not be able to achieve the anticipated benefits from these alliances, acquisitions or investments we make.

●	If we fail to maintain and improve the quality of our PaaS platforms, we may not be able to attract and retain users and corporate customers.

●	If our technology capabilities in AI, data analytics and blockchain fail to yield satisfactory results or fail to improve, our platforms may not be able to effectively match our users with suitable positions from corporate customers or to optimally recommend positions for our users, and our user growth, retention, results of operations and business prospects may suffer consequently.

●	Our users may engage in intentional or negligent misconduct or other improper activities on our platforms or otherwise misuse our platforms, which may damage our brand image and reputation, our business and our results of operations.

●	If we fail to maintain and enhance our brand, our business, results of operations and prospects may be materially and adversely affected.

●	Our platforms contain open-source software components, and failure to comply with the terms of the underlying licenses could restrict our ability to market or operate our platforms.

●	If we are unable to protect our users’ personal information, we could be exposed to data loss, litigation, and liability, and our reputation could be significantly harmed.

●	We are subject to a variety of laws and regulations regarding cybersecurity and data protection, and any failure to comply with applicable laws and regulations, including improper use or appropriation of personal information provided directly or indirectly by our customers or end users, could have a material adverse effect on our business, financial condition and results of operations.

●	We are subject to risks relating to our leased properties.

●	Any lack of requisite approvals, licenses or permits applicable to our business operation may have a material and adverse impact on our business, financial condition and results of operations.

●	There could be adverse legal, tax, and other consequences if users on our platforms were to be classified as our employees or dispatched employees instead of independent contractors.

●	Changes in laws and regulations related to the internet and fixed telecommunications or changes in the internet infrastructure and fixed telecommunications networks itself may diminish the demand for our services, and could have a negative impact on our business.

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

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Risks Related to Doing Business in China

●	Change in China’s economic, political or social conditions, laws, regulations or governmental policies could have a material adverse effect on our business, financial conditions and results of operations.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the interpretation and enforcement of laws, and sudden or unexpected changes of PRC laws and regulations with little advance notice could adversely affect us and limit the legal protections available to you and us, and the Chinese government may exert more oversight and control over offerings that are conducted overseas, which changes could materially hinder our ability to continue to offer our securities, and cause the value of our securities to significantly decline or become worthless.

●	The Chinese government has substantial oversight and influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions could impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

●	The PCAOB had historically been unable to inspect auditors in mainland China and Hong Kong in relation to their audit work. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in these jurisdictions and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report by then, our ordinary shares may be prohibited from trading in the United States under the HFCA Act, and such delisting or the threat of delisting may materially and adversely affect the value of your investment.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws.

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this annual report based on Hong Kong laws.

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong.

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

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Risks Related to this Offering and Our Ordinary Shares

●	If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our ordinary shares and make obtaining future debt or equity financing more difficult for us.

●	The trading price of our ordinary shares is likely to be volatile, which could result in substantial losses to investors.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

●	The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

●	We cannot guarantee that any share repurchase program will be fully consummated or that any share repurchase program will enhance long-term shareholder value, and share repurchases could increase the volatility of the price of our ordinary shares and could diminish our cash reserves.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for return on your investment.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our ordinary shares or ordinary shares to significant adverse U.S. federal income tax consequences.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We are an emerging growth company and the reduced disclosure requirements applicable to emerging growth companies may make our ordinary shares less attractive to investors.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

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PRC Approvals

We are not a Chinese operating company but a Cayman Islands holding company with operations mainly conducted by our subsidiaries based in China. Investors in our securities are purchasing equity interest in Lucas GC Limited, a holding company incorporated in the Cayman Islands with business operations in China and therefore, investors may never hold equity interests in our Chinese operating entities. We primarily conduct our business through Qingdao Luogaoshi Consulting Co., Ltd., a wholly owned subsidiary of Lucas GC Limited, and its subsidiaries based in the PRC. This operating structure may involve unique risks to investors. Under relevant PRC laws and regulations, foreign investors are permitted to own 100% of the equity interests in a PRC-incorporated company engaged in the business of providing services for professionals. However, the PRC government may implement changes to the existing laws and regulations in the future, which may result in the prohibition or restriction of foreign investors from owning equity interests in our PRC operating subsidiaries. There are significant legal and operational risks associated with being based in or having the substantial majority of operations in China, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations, all of which may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. The PRC government has significant authority to exert influence on the ability of a company with operations in China to conduct business. The PRC government has initiated a series of regulatory actions and has made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement and data privacy protection. As of the date of this prospectus, as advised by our PRC legal adviser, Jingtian & Gongcheng, we do not believe that we are subject to (i) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not qualify as a critical information infrastructure operator or an Internet platform operator that holds personal information of more than a million users, and our business does not involve data possessing that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry, pursuant to the 2022 Cybersecurity Review Measures (as defined elsewhere in this prospectus); or (ii) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, and, if any, the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments and listing of our securities on a U.S. or other foreign exchange.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offing activities in an overseas market. In addition, after a domestic company has offered and listed securities in an overseas market, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to, change of control and voluntary or mandatory delisting. On October 19, 2023, the CSRC published on the notification on our completion of the required filing procedures for our initial public offering and listing on the Nasdaq. As advised by our PRC legal adviser, Jingtian & Gongcheng, under the applicable laws of PRC, we are required to file with the CSRC for the follow-on offering within three business days from our completion of the offering. We may also be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such procedures for this offering as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business and Industry—We are subject to a variety of laws and regulations regarding cybersecurity and data protection, and any failure to comply with applicable laws and regulations, including improper use or appropriation of personal information provided directly or indirectly by our customers or end users, could have a material adverse effect on our business, financial condition and results of operations” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—Under the PRC laws, the approval of and the filing with the CSRC or other PRC government authorities may be required in connection with this offering and any of our future offering and listing in an overseas market, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our FY2024 Form 20-F.

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Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer Status

We are a foreign private issuer under the Exchange Act and are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

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In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company with liability limited by shares, structured as a holding company. Our registered office is located at ICS Corporate Services (Cayman) Limited, Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands.

Our principal executive offices of our operating subsidiaries are located at Room 5A01, 4th Floor, Air China Building, Xiaoyun Road, Sanyuanqiao, Chaoyang District, Beijing 100027, China. Our telephone number at this address is (86) 18500976532.

Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://hunter.lucasgchr.com. The information contained on our website is not a part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to This Offering

You may experience immediate and substantial dilution.

If you invest in our securities, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share immediately after this offering. Our net tangible book value per ordinary share was US$0.45 as of December 31, 2024. The prices at which we sell our securities in this offering will vary and these variations may be significant. If the offering price per share in this offering exceeds the net tangible book value per share outstanding prior to this offering, investors will incur immediate and substantial dilution.

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You will experience dilution as a result of our concurrent and/or future equity offerings.

To raise additional capital, we have concurrently filed a registration statement on Form F-1 (File No. 333-286650), on the date of this prospectus, in connection with an offering of up to US$8 million of our ordinary shares, par value US$0.000005 per share. As a result, you will experience an immediate and substantial dilution in your investment in our securities in this offering.

In addition, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

The share capital of the Company consists of ordinary shares. As of the date of this prospectus, our authorized share capital is US$50,000 divided into 10,000,000,000 ordinary shares of par value US$0.000005 each. As of the date of this prospectus, 79,467,057 ordinary shares were issued and outstanding. The following are summaries of material provisions of our amended and restated memorandum and articles of association as currently in effect and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

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Transfer Agent and Registrar. Our transfer agent and registrar for our ordinary shares is Vstock Transfer, LLC.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and to our amended and restated memorandum and articles of association. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of our ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each ordinary share shall be entitled to one (1) vote on all matters subject to a vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder present in person or by proxy.

General meetings of shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold in aggregate a majority of the votes attaching to all issued and outstanding shares of our company. We are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. Extraordinary general meetings may be held at such times as may be determined by our board of directors and may be convened by a majority of our board of directors or the chairman of the board on its/his own initiative or on a requisition by shareholders holding in the aggregate 10% of all votes attaching to all issued and outstanding shares of the Company. Advance notice of at least seven (7) calendar days is required for the convening of our annual general meeting and other shareholders’ meetings. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for important matters such as amendments to our memorandum and articles of association and a change of name. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and canceling any unissued shares.

Transfer of Shares. Subject to the restrictions of our amended and restated memorandum and articles of association set out below, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one Class of Shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), if the assets available for distribution among the holders of ordinary shares shall be more than sufficient to repay the whole of the share capital, the surplus shall be distributed among the holders of the ordinary shares in proportion to the par value of the shares held by them subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares. Subject to the provisions of the Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, as may be determined before the issue of such shares, either by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such repurchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our amended and restated memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied either with the written consent of the holders of a simple majority of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of a simple majority of the issued shares of that class.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our amended and restated memorandum and articles of association, special resolutions of our shareholders, and our register of mortgages and charges).

Changes in Capital. Our company may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of an amount smaller than that fixed by our amended and restated memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Subject to the Companies Act and our amended and restated memorandum and articles of association we may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares, without the need for any approval or consent from our shareholders.

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Our amended and restated memorandum and articles of association authorizes our board of directors, without the need for any approval or consent from our shareholders, to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these preferred shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by a member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. We will perform the procedure necessary to immediately update the register of members to record and give effect to any issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

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●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares. Warrants may be offered independently or together with ordinary shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

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We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

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We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares, holders of the warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

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●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or other securities offered hereby. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

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The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

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We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to a limited number of purchasers or to a single purchaser; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any public offering price.

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The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our FY2024 Form 20-F, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Some of our executive officers are nationals or residents of jurisdictions other than the United States and some of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our legal adviser as to Cayman Islands law, and Jingtian & Gongcheng, our legal adviser as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	in original actions brought in each respective jurisdiction, impose liabilities against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands, at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) is final; (c) is not in respect of taxes, a fine or a penalty; (d) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Jingtian & Gongcheng, has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

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In addition, our investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong.

EXPENSES RELATING TO THIS OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

US$
SEC Registration Fee		$1,531
Printing and Engraving Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total	$	*

* These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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LEGAL MATTERS

We are being represented by DLA Piper UK LLP with respect to certain legal matters as to United States federal securities and New York State law. The issuance of securities offered by this prospectus and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng.

EXPERTS

The consolidated financial statements of Lucas GC Limited, as of December 31, 2023, and each of the years in the two-year period ended December 31, 2023, incorporated in this prospectus by reference to the FY2024 Form 20-F, have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm. The consolidated financial statements of Lucas GC Limited, as of December 31, 2024, and of the year ended December 31, 2024, incorporated in this prospectus by reference to the FY2024 Form 20-F, have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm.

The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, New York. The registered business address of Enrome LLP is 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website.

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Up to $25,000,000 of Class A Ordinary Shares

Lucas GC Limited

PROSPECTUS SUPPLEMENT

Pacific Century Securities, LLC

Prospectus supplement dated August 7, 2026